Exhibit 3.1  Amendment to Articles of Incorporation


                              Articles of Amendment
                                       to
                            Articles of Incorporation


                        China Direct Trading Corporation
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      (Name of corporation as currently filed with Florida Dept. of State)


                                  P04000056287
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                   (Document Number of corporation (if known)

               NEW CORPORATE NAME (if changing): CHDT CORPORATION

                AMENDMENTS ADOPTED (OTHER THAN NAME CHANGE): N/A

         The date of adoption of each amendment(s) adopted: May 3, 2007
                             Adoption of Amendment:

 [_x_] The amendment was approved by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

Signature: ________/s/__Stewart Wallach__________

                  Stewart Wallach, Chief Executive Officer